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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                October 16, 2001



                           SPARTA SURGICAL CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                    1-11047                    22-2870438
  (State or other juris-           (Commission             (I.R.S. Employer ID
 diction of incorporation)         File Number)                   Number)



                                  Olsen Centre
                   2100 Meridian Park Blvd., Concord, CA 94520
                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812 not applicable
          (Former name or former address, if changed since last report)


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SPARTA SURGICAL CORPORATION

Form 8-K


ITEM 5 - OTHER EVENTS
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On October 10, 2001, Sparta Surgical Corporation  (Sparta") and its wholly-owned subsidiary Sparta Olsen Electrosurgical, Inc. ("Olsen") completed the sale of substantially all of the assets of Olsen's electrosurgical business (the "Sale"), including inventory, machinery and equipment and all intangible assets (excluding cash and accounts receivable) for the amount of $1,815,528 in cash to Kentucky Packaging Service, LP DBA Q2 Medical. At the same time we entered into a Transition Agreement whereby Q2 Medical agreed to pay Sparta and Olsen approximately $70,830 to assist in the transfer of the electrosurgical business.

In connection with the Sale, Sparta and Sparta Olsen paid to Bank of America ("B/A") all amounts required pursuant to a Settlement Agreement between Sparta, Sparta Olsen, Thomas and Denise Reiner and B/A (the "Parties"). B/A released all security interest in all of the assets of Sparta and Sparta Olsen, and also released the personal guarantee of Thomas F. Reiner, our Chairman, President and CEO. The Settlement Agreement also contained customary releases and forever discharges each other from any and all claims and demands of any kind and nature. In addition, the Parties dismissed lawsuits they had initiated against one and another.






                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SPARTA SURGICAL CORPORATION
Date: October 16, 2001
                                         By  /s/     Thomas F. Reiner
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                                         Thomas F. Reiner,
                                         Chairman of the Board,
                                         President and Chief Executive Officer